                                            EXHIBIT 5.1

August 9, 2012

PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158

Ladies and Gentlemen:

I am acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of the registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the proposed sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited number of shares of common stock of the Company, no par value per share, and the offering of 2,974,967 shares of the Company's common stock (the “Common Stock”) thereunder pursuant to the PNM Resources, Inc. Direct Plan, a direct stock purchase and dividend reinvestment plan.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company's officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date, and the Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Common Stock and certain related matters, (iii) the Registration Statement and exhibits thereto, including the form of prospectus comprising a part thereof, and (iv) the Prospectus for the offering of 2,974,967 shares of Common Stock pursuant to PNM Resources, Inc. Direct Plan (the “Prospectus”).

In respect only of the laws of the State of New Mexico and the federal laws of the United States of America, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is my opinion that with respect to the Common Stock, after (a)  the Registration Statement has become automatically effective under the Securities Act and the securities or “blue sky” laws of various states shall have been complied with, and (b) any applicable regulatory approvals have been obtained, then when such shares of Common Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and the Prospectus and in any relevant respective amendment or supplement thereto, and the consideration therefor has been received by the Company, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable. I express no opinion on the applicability of New Mexico “blue sky” or securities laws to the issuance and sale of the shares of Common Stock.

I am a member of the bar of the State of New Mexico and express no opinion as to matters governed by any laws other than the laws of the State of New Mexico and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus comprising a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in connection with the offer and sale of the Common Stock and may not be relied upon, quoted or used by any other person or entity or for any other person without my express written consent. This opinion is expressed as of the date hereof and I do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to my attention, or any change in law that may occur hereafter.

Very truly yours,
By	/s/ Charles L. Moore
Charles L. Moore
Associate General Counsel
PNM Resources, Inc.